Exhibit 10.3

                    LETTERHEAD OF C.K. COOPER & COMPANY, INC.


October 18, 2002


OLYMPIC RESOURCES, LTD.
525 - 999 Hastings Street
Vancouver, BC Canada V6C 2W2


Attention:  Mr. Daryl Pollock
            President & CEO



                                        RE: Financial Advisory & Managing Dealer

Gentlemen:

This letter agreement (the "Agreement") sets forth the terms and conditions under which Olympic Resources Ltd. (the "Company" or "Olympic"), hereby engages
C. K. Cooper & Company, Inc. ("CKCC") to serve as exclusive financial advisor to the Company, and potentially serve as Managing Dealer on the private placement of the Company's securities and/or project financing units.

1. SERVICES: Based upon our understanding, CKCC will be asked to act as financial advisor to the Company in the matters outlined herein. In addition, CKCC may act as Managing Dealer on the private placement of securities offered by Olympic. The nature of these securities shall be defined at a later date through the execution of a Term Sheet and Managing Dealer Agreement.

2.   COMPENSATION: The Company agrees to pay the following fees:

a) The Company will pay an annual retainer of THIRTY-FIVE THOUSAND ($35,000) in the form of a non-refundable fee for services to be provided herein. This fee shall be paid FIFTEEN THOUSAND ($15,000) upon engagement, TEN THOUSAND ($10,000) on the 15th of November, FIVE THOUSAND ($5,000) on the 15th of December and FIVE THOUSAND ($5,000) on the 15th of January, 2003. Failure to pay such annual fee will indicate the termination of this engagement.

b) In addition to the annual retainer, the Company will pay to CKCC a commission on any securities sold pursuant to the Managing Dealer agreement executed at that time. Should CKCC act as Managing Dealer a fee not to exceed 2% of funds raised shall also be paid to CKCC. These funds shall be payable to CKCC at the time of distribution of any investments funds from established escrow accounts.

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c)   CKCC shall earn a bonus equal to $25,000 if in any one year, the Company raises funds through the placement of any form of securities in excess of $250,000.00 over and above the amount raised in the previous year. Such bonus shall not be payable unless at least $1,000,000 is raised during that period. This bonus shall be paid within 60 days of the end of the year, and will be payable in cash, stock or assets as mutually agreed.

d) In the event that CKCC provides specific services such as fairness work or valuation, advisory on a specific transactions, or other services that encompasses services outside the intent of this agreement, an amendment to this letter shall be drafted outlining separate terms and conditions for such services.

e) Olympic, shall reimburse CKCC for all expenses incurred in relation to this engagement. Such expenses shall remain reasonable, with any one expense in excess of $1,000 requiring approval by Olympic prior to such expense being incurred.

3. INDEMNIFICATION: In addition to the payment of fees and reimbursements as outlined in Section or Paragraph 2 above, the Company agrees to indemnify C.K. Cooper & Company, its employees, directors, officers, agents, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933, from and against any losses, claims, damages or liabilities, including all legal expenses reasonably incurred by an Indemnified Party in connection with the defense of any pending claim, action or proceeding resulting from liability caused by or arising out of an untrue statement or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make the statement not misleading in light of the circumstances under which it was made where the genesis of such material statement or the duty to reveal an omitted material fact rests with the Company. However, C.K. Cooper & Company agrees to indemnify the Company, its employees, directors, officers, agents, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933, from and against any losses, claims, damages or liabilities, joint or several including all legal or preparation for or defense of any threatened or pending claim, action or proceeding resulting from liability caused by or arising out of an untrue statement or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make the statement not misleading in light of the circumstances under which it was made where the genesis of such material statement or the duty to reveal an omitted material fact rests with C.K. Cooper & Company.

4. ROLE OF C. K. COOPER & COMPANY: As part of this engagement, CKCC shall act as financial advisor to the Company.

5. ROLE OF OLYMPIC: As part of this engagement, CKCC will require the active involvement of the management of Olympic. The provision for and access to information must be made by the Company to allow CKCC to properly perform the services outlined herein. The Company will bear 100% of the expenses related to marketing mutually agreed to by the parties.

6. CONFIDENTIALITY: Both parties recognize, that the other may become privy to confidential information. Such information shall be maintained confidential and each party will undertake the responsibility to ensure that all advisors and affiliates abide by these confidentiality requirements.

7.   TERMINATION:

     Olympic shall be able to terminate this engagement under the following conditions:

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     a.   Breach: Should CKCC breach any part of this agreement, Olympic may terminate this relationship.

     b. Misstatement of Fact: Should Olympic realize that CKCC, or its affiliates, misstate facts or misrepresent information to investors.

     CKCC shall be able to terminate this engagement under the following conditions:

     a. Breach: Should Olympic breach any part of this agreement, CKCC may terminate this relationship.

     b. Investment Merit: Should CKCC determine at any time, at its sole discretion, that the investment merits of a the securities offered are in question, it shall have the right to terminate this agreement.

     In the event that CKCC terminates this engagement, CKCC shall forfeit all future fees payable by the Company.

8. TERM: The term of this engagement shall be for twelve months from the date of engagement, which shall be October 14, 2002.

9. ATTORNEY'S FEES: Each of the parties agree that if any of the parties or entities should institute legal proceedings to enforce the terms of this agreement, the prevailing party to such proceedings shall be entitled to, but not limited to, reasonable attorney fees and costs.

10. AMENDMENT: Any amendment to this Agreement must be in writing and signed by all parties hereto. In addition, this agreement takes precedent over any and all previous engagement letters signed between the two parties.

11. ARBITRATION: Any dispute arising out of this Agreement shall be settled via Arbitration in a location acceptable to both parties.

12. SUCCESSORS: This agreement and all rights and obligations hereunder shall be binding upon and insure to the benefit of each party's successors, but may not be assigned without the prior written consent of the other party, which may be withheld in its sold and absolute discretion.

13. SEVERABILITY: If any term or provision of this Agreement or any applications hereof shall be invalid or unenforceable, the remainder of the Agreement and any other application of such provisions shall not be affected thereby.

14. DUE DILIGENCE: CKCC shall have access to sufficient information from Olympic to maintain current and accurate due diligence files.

15. Public Notice & Use of Name: Olympic shall not use the name of CKCC, in any form of marketing materials, or public press announcement without the prior written consent of CKCC. In the event that Olympic fails to receive prior written consent from CKCC, this agreement shall immediately terminate.

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Please confirm the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.

We look forward to continuing a successful working relationship with you.


                                               C. K. COOPER &
COMPANY, INC.

                                               /s/ Alexander G. Montano
                                               Alexander G. Montano
                                               Managing Director

Agreed to and Accepted as of the above date.

OLYMPIC RESOURCES, LTD.

By: /s/ Daryl Pollock
        Mr. Daryl Pollock
        President & CEO




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